Ford Credit May 1994-A Grantor Trust
                      6.35% Asset Backed Certificates

                          Monthly Servicing Report

Collection Period:  May 1994
Distribution Date:  June 15, 1994

                                                                                Number of
                                                              Dollar Amount     Contracts
                                                           -------------------  ---------
Principal Deposits in Collection Account
 Available Principal Amount                                $     36,631,779.51
 Realized Losses                                                        716.41
                                                           -------------------
 Monthly Principal Distributable Amount                          36,632,495.92

Interest Deposits in Collection Account
 Available Interest Amount                                 $     10,125,419.35

Servicing Fee
 Class A Servicing Fee                                     $        819,263.92
 Class B Servicing Fee                                               91,029.32
                                                           -------------------
 Total Servicing Fee                                       $        910,293.24
 Reimbursable Advances                                                1,113.48
 Available Interest Amount Available
  for Certificateholders                                          9,214,012.63

Schedule of Distributions to Certificateholders
Class A
 Class A Interest Distributable Amount                     $      5,375,736.78
  Plus:  Class A Interest Carryover Shortfall                             0.00
  Less:  Class A Available Interest Amount                        8,569,031.75
                                                           -------------------
 Class A Interest Draw Amount                              $              0.00
  Less:  Available Subordination Amount                           8,041,028.41
                                                           -------------------
 Class A Interest Shortfall Amount                         $              0.00
 Remaining Class A Available Interest Amount                      3,193,294.96

 Interest Distribution to Class A                          $      5,375,736.78

 Class A Principal Distributable Amount                    $     34,068,221.21
  Plus:  Class A Principal Carryover Shortfall                            0.00
  Less:  Class A Available Principal Amount                      34,067,554.94
                                                           -------------------
 Class A Principal Draw Amount                             $            666.26
  Less:  Available Subordination Amount                           8,041,028.41
                                                           -------------------
 Class A Principal Shortfall Amount                        $              0.00

 Principal Distribution to Class A                         $     34,068,221.21

Class B
 Class B Interest Distributable Amount                     $      3,838,275.85
  Plus:  Class B Interest Carryover Shortfall                             0.00
  Less:  Class B Available Interest Amount                        3,838,275.85
  Plus:  Class B Interest Draws                                           0.00
                                                           -------------------
 Class B Interest Shortfall Amount                         $              0.00

 Interest Distributions to Class B                         $      3,838,275.85

 Class B Principal Distributable Amount                    $      2,564,274.71
  Plus:  Class B Principal Carryover Shortfall                            0.00
  Less:  Class B Available Principal Amount                       2,564,224.57
  Plus:  Class B Principal Draws                                        666.26
                                                           -------------------
 Class B Principal Shortfall Amount                        $            716.41

 Principal Distributions to Class B                        $      2,563,558.30

Principal Balances
 Class A Beginning Principal Balance                       $  1,015,887,266.24
 Less:  Reductions to Class A Principal
  Balance                                                        34,068,221.21
                                                           -------------------
 Class A Ending Principal Balance                          $    981,819,045.03

 Class B Beginning Principal Balance                       $     76,464,632.94
 Less:  Reductions to Class B Principal
  Balance                                                         2,564,274.71
                                                           -------------------
 Class B Ending Principal Balance                          $     73,900,358.23

 Beginning Pool Principal Balance                          $  1,092,351,899.18    89,653
 Less:  Reductions in Pool Principal Balance                     36,632,495.92
                                                           -------------------
 Ending Pool Principal Balance                             $  1,055,719,403.26    88,110

Calculation of Pool Factor
 Class A Pool Factor (Ending Class A
  Principal Balance divided by Initial
  Class A Principal Balance to 7 decimal
  places)                                                            0.9664646

Calculation of Subordinated Spread Account
 Beginning Subordinated Spread Account Balance             $      1,638,528.00
 Plus:  Net Change in Spread Account                              6,401,834.15
                                                           -------------------
 Ending Subordinated Spread Account Balance                $      8,040,362.15

Advances
 Advances at Beginning of the Month                        $      4,732,419.83
 Plus:  Net Change in Advances                                      551,316.47
                                                           -------------------
 Advances at End of the Month                              $      5,283,736.30    16,146

Payaheads
 Payaheads at Beginning of the Month                       $      3,429,694.42
 Plus:  Net Change in Payaheads                                   1,157,956.83
                                                           -------------------
 Payaheads at End of the Month                             $      4,587,651.25    16,475